EXHIBIT 99.1

STEWART & STEVENSON ANNOUNCES FISCAL 2004 FOURTH

QUARTER AND YEAR END EARNINGS RELEASE AND

CONFERENCE CALL SCHEDULE

HOUSTON – March 11, 2005 – Stewart & Stevenson Services, Inc. (NYSE: SVC), today announced plans to release its fiscal 2004 fourth quarter results on Thursday, March 17, 2005 at 6:00 a.m. Eastern time.  In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, March  17, 2005   at 10:00 a.m. Eastern time.

What:	Stewart & Stevenson Fourth Quarter and Year End Earnings Call
When:	Thursday, March 17, 2005 at 10:00 Eastern time
How:	Live via phone - By dialing 800-299-7635 or 617-786-2901 and using pass code 30232624 at least 10 minutes prior to the start time – OR live over the Internet by logging on to the web address below:
Where:	http://www.ssss.com
The call may be accessed on the home page of Stewart & Stevenson’s website on the Investor Relations web page.

A telephonic replay of the conference call will be available through March 24, 2005 and may be accessed by dialing 888-286-8010 or 617-801-6888  and using pass code 86849724. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (on the home page under the heading “In the Spotlight” or on the Investor Relations page) shortly after the call and will be accessible for approximately 12 months on the Investor Relations page.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

# # #